UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 13, 2014

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On February 19, 2014, Extreme Networks, Inc. (“Extreme Networks” or the “Company”) announced that, on February 12, 2014, Randi Paikoff Feigin was elected as a member of the Extreme Networks’ Board of Directors (the “Board of Directors”) effective February 13, 2014. Mrs. Feigin was also appointed as a member of the Strategy Committee of the Board of Directors on the same date. There are no arrangements or understandings between Mrs. Feigin or any other persons pursuant to which Mrs. Feigin was elected as a director.

Mrs. Feigin, 47, is a seasoned industry veteran and former Juniper Networks executive. She worked at Juniper Networks for 13 years, until late 2012, in a variety of operational and leadership roles including Vice President of Strategic Alliances; Vice President of Business Process Re-engineering; and Vice President of Investor Relations. Prior to joining Juniper Networks in 1999, Mrs. Feigin held a leadership position in the investor relations organization at Cisco Systems where she was responsible for educating Wall Street on the company’s strategy, vision and financial performance. She joined Cisco as a result of the StrataCom acquisition in 1996 and was an integral part of the joint communication to the marketplace. At StrataCom, Mrs. Feigin established and managed the investor relations strategy and day-to-day execution of the program. Prior to her investor relations career she worked in the Equity Research departments of Morgan Stanley, Smith Barney and Robertson Stephens. In addition, Randi served as a Board Member of the National Investor Relations Institute, including 4 years on the National Board of Directors and 7 years on the Silicon Valley Chapter Board of Directors. Mrs. Feigin graduated from Ithaca College with a Bachelor of Science degree in Finance.

Mrs. Feigin is a senior executive with over 20 years of cross-functional experience in both Corporate and Wall Street environments and brings the right combination of leadership and experience.

Mrs. Feigin will be eligible to receive compensation as a non-employee director of the Company as described in the Company's Definitive Proxy Statement as filed with the Securities and Exchange Commission on October 10, 2013.

A copy of the press release announcing Mrs. Feigin's election to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release of Extreme Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 20, 2014

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary